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EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-53709 on Form S-3, Registration Statement No. 33-36735 on FormS-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-59389 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-59475 on Form S-8 and Registration Statement No. 333-16555 on Form S-8 of our reports dated January 21, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1997.



                                                       DELOITTE & TOUCHE LLP
                                                       Stamford, Connecticut
                                                       March 23, 1998

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